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TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT LLC

CODE OF ETHICS AND PERSONAL TRADING POLICY

Dated March 1, 2008

STANDARDS OF BUSINESS CONDUCT:

Turner Investment Partners, Inc. and Turner Investment Management LLC (“Turner”) each owes a fiduciary duty to all of its clients.  All Turner employees have an affirmative duty of utmost good faith to deal fairly, to act in our clients’ best interests at all times, and to make full and fair disclosure of material facts.  To fulfill this duty:

1.	We shall conduct business in a fair, lawful, and ethical manner;

2.	We at all times shall furnish individualized, competent, disinterested, and continuous advice to our clients regarding the sound management of their investments;

3.	We shall develop a reasonable, independent basis for our investment advice;

4.	We shall offer our clients only those pre-approved products/services that have been determined to be appropriate for their specific needs and which provide fair value;

5.	We shall respect and protect the right to privacy of all our clients by keeping all information about clients (including former clients) in strict confidence;

6.
We shall seek to obtain best execution on behalf of each client, and brokers are selected with a view to obtaining best execution.  Turner believes that best execution is typically achieved not by negotiating the lowest commission rate, but by seeking to obtain the best overall result (including price, commission rate and other relevant facts) for the client, all as more fully set forth in Turner’s Best Execution Policy in its Compliance Manual;

7.
We shall avoid and eliminate all actual or apparent conflicts of interest because we owe our clients undivided loyalty.  When a conflict cannot be avoided or eliminated, full and fair disclosure of the conflict shall be made to the parties involved;

8.	Management of Turner shall lead by example, creating an environment encouraging honesty and fair play by all employees in the conduct of his or her duties; and

9.	Management of Turner shall review (and find acceptable) the qualifications, experience and training of all individuals prior to assigning any supervisory responsibilities.

COMPLIANCE WITH FEDERAL SECURITIES LAWS:

Employees must comply with all applicable federal securities laws.  Employees shall have and maintain sufficient knowledge of all laws that govern their duties and profession.  Compliance with applicable federal securities laws is an essential part of upholding our fiduciary duty to our clients.
Employees are not permitted in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

1.	To defraud such client in any manner;

2.	To mislead such client, including by making a statement that omits material facts;

3.	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

4.	To engage in any manipulative practice with respect to such client; or

5.	To engage in any manipulative practice with respect to securities, including price manipulation.

PREVENTION OF MISUSE OF MATERIAL NONPUBLIC INFORMATION:

To guarantee professional, candid, and confidential relationships to our clients, employees shall maintain the confidentiality of all information entrusted to us by our clients.  Material, nonpublic information about Turner’s securities recommendations and about client securities holdings and transactions shall not be misused in violation of the Securities Exchange Act of 1934 or the Investment Advisers Act of 1940, or the rules and regulations thereunder.  This information is not to be used for personal gain or to be shared with others for their personal benefit.

Turner’s policy and procedures for the prevention of insider trading set forth elsewhere in its Compliance Manual are incorporated into this Code of Ethics.

REPORTING OF PERSONAL INVESTMENTS AND TRADING (PERSONAL TRADING POLICY):

A.
Personal investments: An employee should consider himself the beneficial owner of those securities held by him, his spouse, his minor children, a relative who shares his house, or persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

B.
Employees are barred from purchasing any securities (to include Common Stock and related Options, Convertible securities, Options, or Futures on Indexes) in which the firm has either a long or short position.  If an employee owns a position in any security, he must get written pre-clearance from the Chairman or President to add to or sell the position; pre-clearance of sales of securities may be obtained from the Chief Financial and Operating Officer if the Chairman or President is not available.  ALL SECURITY TRANSACTIONS (BUY OR SELL) REQUIRE WRITTEN CLEARANCE IN ADVANCE.  Approval is good for 48 hours; if a trade has not been executed, subsequent approvals are necessary until the trade is executed. The Exception Committee (the Chairman, Vice Chairman, President, and Director of Compliance) must approve any exceptions to this rule.

C.
Employees may not purchase initial public offerings (excluding purchases of an initial public offering of Turner Investments, Inc.).  Transactions in private placements/limited partnerships, closed-end funds and exchange traded funds require written pre-clearance.  Mutual fund transactions are excluded from pre-clearance, including open-end exchange traded funds, but must be reported (including in particular all mutual funds for which Turner serves as investment adviser or sub-adviser).  Transactions in individual securities in IRAs, and Rollover IRAs that are self-directed (i.e. stocks or bonds, not mutual funds), and ESOP's (employee stock ownership plans) require pre-clearance.  Pre-clearance is not required for non-volitional transactions, including automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities over which an employee has no control of the timing of the gift, and transactions that result from corporate action applicable to all similar security holders (such as stock splits, tender offers, mergers, stock dividends, etc.). Non-volitional transactions should be reported. The Exception Committee (the Chairman, Vice Chairman, President, and Director of Compliance) must approve any exceptions to this rule.

D.	Blackout Restrictions: Employees are subject to the following restrictions when their purchases and sales of securities coincide with trades of Turner Clients (including investment companies):

1.
Purchases and sales within three days following a client trade.  Employees are prohibited from purchasing or selling any security within three calendar days after a client transaction in the same (or a related) security. The Exception Committee must approve exceptions.  If an employee makes a prohibited transaction without an exception the employee must unwind the transaction and relinquish any gain from the transaction to charity.

2.
Purchases within seven days before a client purchase.  An employee who purchases a security within seven calendar days before a client purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client’s trade.  The Exception Committee must approve exceptions.  If an employee makes a prohibited sale without an exception within the six-month period, the employee must relinquish any gain from the transaction to charity.

3.
Sales within seven days before a client sale.  An employee who sells a security within seven days before a client sells the same (or a related) security must relinquish to charity the difference between the employee’s sale price and the client’s sale price (assuming the employee’s sale price is higher). The Exception Committee must approve exceptions.

4.
These restrictions do not apply to proprietary investment partnerships for which the firm acts as an adviser in which the officers and employees of the adviser have an equity interest of less than 50%.

E.      Short Term Trading Rule - Employees may not take profits in any individual security in less than 60 days (includes Options, Convertibles and Futures).  If an individual must trade with in this period, the Exception Committee must grant approval or the employee must relinquish such profits to charity. The closing of positions at a loss is not prohibited.  Options that are out of the money may be exercised in less than 60 days. Turner’s proprietary partnerships may take profits in less than 60 days.  Mutual fund transactions are excluded from this rule.

F.
Reporting: Consistent with the requirements of the Investment Advisers Act of 1940 - Rule 204 and with the provisions of Rule 17j-1 of the Investment Company Act of 1940, all employees are considered access persons and must submit the following:

1.
Initial Holdings Report - within ten (10) days of hire, all new employees are required to file a signed and dated Initial Holdings Report, setting forth the title, type of security and exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each covered security in which they have any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an  account is maintained in which any covered securities are held for their direct or indirect benefit.  The information must be current as of a date no more than 45 days prior to the date the person becomes an employee.

2.
Annual Holdings Report - on an annual basis, all employees are required to file within thirty (30) days of year-end a signed and dated Annual Holdings Report listing all securities beneficially owned as of December 31st.  Within this Report, all employees must list the title and exchange ticker symbol or CUSIP number, the number of shares, and the principal amount of each covered security in which they had any direct or indirect beneficial ownership; and the name of any broker, dealer, or bank with whom an account was maintained in which any covered securities were held for their direct or indirect benefit.  The information must be current as of a date no more than 45 days prior to the date the report was submitted.

3.
Quarterly Transaction Reports - All employees must submit within ten (10) days following the end of each calendar quarter a signed and dated report listing all transactions executed during that preceding calendar quarter, along with duplicate statements/confirmations.  For each transaction, employees are required to list the date of the transaction, the title, type of security, and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security involved; the nature of the transaction (i.e., purchase, sale, or other type of acquisition/disposition); the price at which the transaction was effected; the name of any broker, dealer, or bank through which the transaction was effected; and the date the employee submits the report.  Statements are reviewed by one of the firm’s Series 24 principals.  Brokerage, IRAs, Rollover IRAs (which are self-directed), ESOPs, private placements, and limited partnerships must all be reported as personal trading.

4.
Annual Certification - All employees are required to certify annually to the Compliance Department that: (i) they have read and understand the Personal Trading Policy/Code of Ethics; (ii) they have complied with all requirements of the Personal Trading Policy/Code of Ethics; and (iii) they have reported all transactions required to be reported under the Personal Trading Policy/Code of Ethics.

G.	Violation of the Personal Investments/Code of Ethics policy may result in disciplinary action, up to and including termination of employment.

CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT:

Turner has incorporated the CFA Institute Code of Ethics and Standards of Professional Conduct into its Code of Ethics.  The CFA Institute Code and Standards can be found at: http://www.cfainstitute.org/pdf/standards/english_code.pdf

CODE VIOLATIONS AND REPORTING OF CODE VIOLATIONS:

Violation of the Code of Ethics may result in disciplinary action, up to and including termination of employment.

Employees shall promptly report any violations of the Code of Ethics to Turner’s Chief Compliance Officer.  Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately.  The sooner the Compliance Department learns of a  violation, the sooner Turner can take corrective measures.

ACKNOWLEDGED RECEIPT OF CODE OF ETHICS:

Turner will make available to all employees a copy of its Code of Ethics and any material amendments.   Employees are required to acknowledge, in writing, their receipt of the code and any material amendments.

ANNUAL REVIEW:

The Chief Compliance Officer will review, at least annually, the adequacy of the Code and the effectiveness of its implementation.

Trading Disclosures and Holdings Report Policy

As you are aware, Turner must comply with the industry's ethics rules.  We may have taken a broader stance than other companies regarding Trading Disclosures and Holdings Reporting, but it is this strict code of ethics and attention to detail that has made Turner what it is today, an employer of choice and leader within our industry.

As employees of Turner, we agree to abide by internal policies and procedures.  We must be aware that quarterly Trading Disclosures and Holdings Reporting is a requirement of our employment at Turner.

IT IS YOUR INDIVIDUAL RESPONSIBILITY TO PROVIDE THIS INFORMATION, WITHIN 10 DAYS OF THE CLOSE OF THE QUARTER END.

WE HOLD SPECIAL APPRECIATION FOR THOSE INDIVIDUALS WHO HAVE COMPLIED STRICTLY AND CONSISTENTLY, AND SUPPORT THEIR GOOD EFFORTS IN THAT REGARD.

WE WILL NOT TOLERATE A VIOLATION OF THIS POLICY; THEREFORE A PENALTY MUST BE SET FOR THOSE WHO CONSCIOUSLY DISREGARD THIS POLICY.  ANY EMPLOYEE WHO HAS NOT MET THE REQUIREMENTS OF THE TRADING DISCLOSURES AND HOLDINGS REPORT POLICY AND PROVIDED SUCH INFORMATION TO THE COMPLIANCE DEPARTMENT BY THE CLOSE OF BUSINESS ON THE 10TH DAY AFTER QUARTER END WILL BE SUBJECT TO DISCIPLINARY ACTION.  SUCH DISCIPLINARY ACTION MAY INCLUDE A WRITTEN DISCIPLINARY LETTER TO BE INCLUDED IN THE EMPLOYEE’S PERMANENT EMPLOYMENT RECORDS OR A REQUIREMENT THAT THE EMPLOYEE LEAVE THE PREMISES AND STAY AWAY WITHOUT PAY UNTIL THE REPORT HAS BEEN FILED.

Future disregard of this policy by any individual will result in further disciplinary action (including the possibility of termination), the severity depending on the liability such disregard places upon Turner, among other factors.

Last Amended: March 1, 2008

TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT LLC.
TURNER INTERNATIONAL, LTD.

QUARTERLY TRANSACTION REPORT*

Transaction Record of Securities Directly or Indirectly Beneficially Acquired or Sold
For the Quarter Ended 12/31/07

Employee Name:_______________________________
Submission Date: ______________________________

Please Note: This Report must be returned to Compliance no later than the close of business on Thursday, January 10, 2008.

Securities Transactions – List all purchases or sales of securities (other than the securities indicated on the next page) in the quarterly period covered by this report.

*NOTE: This includes security transactions executed by you, your spouse, your minor children, a relative who resides with you, or persons by reason of any contract, arrangement, understanding or relationship that provides you or them with sole or shared voting or investment power over securities transactions.

Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction (buy or sell)	Price	Name of Entity Effecting Transaction

•	See next page for important reporting requirements, including applicable exceptions.
•	If you need additional space, please continue on the back of this Report.
•	The reporting of transactions on this form is not considered an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.
•	If you had no reportable transactions during the quarterly period covered by this Report, please check here. □

2) Related Questions:

Did you report all transactions executed by you, your spouse, your minor children, a relative who resides with you, or persons by reason of any contract, arrangement, understanding or relationship that provides you or them with sole or shared voting or investment power over securities transactions?  Yes  □ No □

Did you purchase a variable annuity or variable life insurance product during the quarterly period covered by this Report?
Yes  □ No □
If so, from whom and when?  ____________________________________________________

Did you invest in a 529 Plan during the quarterly period covered by this Report?  Yes  □ No □

If so, from whom and when?  ____________________________________________________

3) Securities Accounts

If you established an account during the quarterly period covered by this Report, please provide the following information:
Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

•	If you did not establish a new securities account during the quarter, please check here. □

4) Mutual Fund Holdings

If you invested (bought or sold shares) in an open-end mutual fund advised or sub-advised by Turner Investment Partners or Turner Investment Management LLC, other than through the Turner 401(k) plan, during the quarterly period covered by this Report, please provide the following information:
Name of Fund	Date of Transaction (buy or sell)	Name(s) on and Type of Account

•
If you did not invest in an open-end mutual fund advised or sub-advised by Turner Investment Partners or Turner Investment Management LLC, other than through the Turner 401(k) plan, during the quarterly period covered by this Report, please check here.  □

5) Securities Transaction Reporting Requirements and Exceptions:

YOU DO NEED TO REPORT TRANSACTIONS IN:  stocks, municipal bonds, corporate bonds, closed-end funds, mutual funds for which a Turner entity serves as adviser or subadviser (unless through Turner’s 401(k) Plan), ETFs (including SPDRs) and options on stocks and bonds.

YOU DO NOT NEED TO REPORT TRANSACTIONS IN:  bankers’ acceptances, certificates of deposit, U.S. government securities and commercial paper, and mutual funds unless a Turner entity serves as adviser or subadviser or unless it is an ETF.

By signing this document, I certify that I have included on this Report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Print Name: _______________________________	Signature: _______________________________________

TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT LLC

Personal Trading Approval Form

Employee Name	Date	Security	Buy/Sell	Quantity

Approved By:

Robert E. Turner or Mark D. Turner	Date/Time

This approval is valid for 48 hours.  If the security in question is not purchased or sold within 48 hours, you must obtain re-approval.  (Thomas R. Trala, Jr. may approve for sales of securities only if Robert or Mark Turner are not reasonably available.)  Please return the original to the Compliance Department immediately.

Distribution:
Original to Compliance File
Copy to Employee

Turner Investment Partners, Inc.
Turner Investment Management LLC
2007 Code of Ethics Annual Certification for Access Persons

Certification of Compliance with the Code of Ethics: Under Turner’s Code of Ethics, all Turner employees are required to certify annually to the Turner Compliance Department that: (i) they have read and understand its Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (iii) they have reported all transactions required to be reported under the Code of Ethics. You must respond to the following questions and then submit this form upon completion to the Compliance Department. If you need to refer to the Code, please see the Compliance Manual located on the employee website, or ask someone in the Compliance Department.

Please read the following statements before you begin, then check the applicable boxes. When you have answered the questions, please submit this completed form to Compliance no later than Wednesday, January 10, 2008.

Part One: (Please check the applicable box.)

I hereby certify and understand that I am an Access Person.	Yes □	No □
I understand that an Access Person should consider himself/herself the beneficial owner of securities held by their spouse, their minor children, a relative who shares their house, or persons by reason of any contract, arrangement, understanding or relationship that provides them with sole or shared voting or investment power.
	Yes □	No □

Part Two: (Please check the applicable box. If you did not have any outside business activities or transactions or gifts to report, please note this at the bottom.)

By answering “yes” to the following statements and submitting this form upon completion to the Compliance Department, I hereby certify that:

I have read and I understand Turner’s Code of Ethics (“Code”), and I recognize that I am subject to the requirements of the Code.	Yes □	No □
I have reported any outside business activities I am engaged in to the Compliance Department.	Yes □	No □
I have reported to a Turner Compliance Officer all de minimis gifts accepted from clients, vendors, participants, etc. on a Gift Reporting Form.	Yes □	No □
I have notified the Compliance Department of any brokerage accounts I have, and I have reported all securities transactions required to be reported by instructing my broker to provide duplicate transaction confirmations and statements to Compliance.
	Yes □	No □
I have obtained written pre-approval from Robert Turner or Mark Turner for each of my securities trades. I have forwarded the original signed approval form to Compliance.	Yes □	No □
I have reported all of my transactions/holdings to the Compliance Department	Yes □	No □

Please note any exceptions to the above statements:

Signature:    ___________________________________________                                         Date: ______________

Print Name: ___________________________________________

TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT LLC

Initial Holdings Report

Employee Name: ________________________________________________________

Security Name	Type (stock, mutual fund)	No. of Shares Held	Form Held (physical, custodied)	Custodian/Broker (if applicable)

(Please attach an additional page if more space is required)

Acknowledged	Date/Time

Your current securities holdings are grand fathered, but written pre-clearance is required before you add to, or sell any of these holdings.  Please submit this list of all holdings within 10 days of your employment date to the Compliance Department.  All future securities transactions (excluding mutual funds and certain other securities as set forth in the Code of Ethics) require written pre-clearance from Bob or Mark Turner.

Distribution:
Original to Compliance File
Copy to Employee

SAMPLE EMPLOYEE DUPLICATE CONFIRM REQUEST LETTER

VIA FIRST CLASS MAIL

[Date]

[Company Name]
[Address 1]
Address 2
[City, State, Zip Code]

Re:           Rule 407
[Employee Name] – SS#  000-00-000

To Whom It May Concern:

[Employee Name] is an employee of Turner Investment Partners, Inc., a federally registered Investment Adviser under the Investment Advisers Act of 1940, as amended (the “Act”).  He has permission to maintain the above-referenced brokerage account at [Company Name].

Please send duplicate confirms and statements for any applicable accounts in his name and other related persons covered under the Act to the address below:

Turner Investment Partners, Inc.
c/o Compliance Department
1205 Westlakes Drive, Suite 100
Berwyn, PA  19312

Please feel free to contact me at (484) 329-2425 if you have any questions or need any information regarding this matter.  Thank you.

Very truly yours,

Brian F. McNally
General Counsel and Chief Compliance Officer

cc:           Compliance File
Employee

PERSONAL PARTICIPATION IN IPO POLICY

Turner Investment Partners has developed a policy to address the conflict of interest that arises when an employee personally invests in a private enterprise that subsequently goes public, and the firm wishes to then invest in the public company on behalf of client accounts.

A small number of Turner employees have from time to time invested in private venture funds, a type of private placement that seeks to find companies whose subsequent success may lead to a public offering. Our policy in connection with these or any other private investments that may result in an IPO is as follows:

Prior approval of any personal investment in a private placement. Under our personal trading policies, any investment in any private placement must be pre-approved by Bob or Mark Turner.  All employees must indicate that the private placement is a venture fund when seeking approval.

Prior Notice to be Provided by Employee.    It is critical that we as a firm be provided with as much advance notice as possible before any IPO occurs where an employee may be personally participating as a matter of right because of his or her venture fund holdings. Accordingly, all employees in this circumstance must provide to the Compliance Department advance notice of the IPO possibility. Although Turner will review to the extent it has access to this information employee venture fund holdings to double-check whether any of the holdings are scheduled for an IPO, the employee receiving statements and reports with respect to his or her investment is in the best position to know and accordingly must report this information to the Compliance Department on a regular basis.

Prior Client Consent. In order to mitigate any conflict of interest or appearance of a conflict of interest when an employee has the opportunity to participate in an IPO where client accounts might also participate, Turner must obtain client consent of all client accounts that would participate in the IPO prior to any participation in the IPO.  The Compliance Department will determine the appropriate form of consent to be obtained. If no client consent is given, that client account cannot participate in the IPO and must be excluded from the allocation.

Employees with questions regarding this policy should speak with either the Chairman or the Compliance Department directly.

Adopted:  October 1, 2006 (memorializing existing policy)

EMPLOYEE GIFT & ENTERTAINMENT POLICY

Turner Investment Partners has strict policies with respect to the receipt of gifts by, or entertainment of, firm employees. These policies vary depending on whether the employee is in the investment center or not, as follows:

For Investment Center Personnel:

All Investment Center employees, including traders, portfolio managers and security analysts, are prohibited from accepting gifts, whether from brokers, issuers or elsewhere. All entertainment is likewise prohibited, with the single exception noted below.  Our semiannual broker survey allows Turner to objectively evaluate brokerage firm contributions to our investment process.  Gifts and entertainment should not and do not play any role in this process.  The only exception to these prohibitions is if a broker or analyst is in Turner’s office for a work related meeting and offers to buy a meal. This is permitted, although only those individuals who are meeting with the broker or analyst should be included.

For Non-Investment Center Personnel:

Non-Investment Center employees are prohibited from accepting gifts of greater than $50.
All gifts (regardless of their value) must be reported promptly (no more than five working days from the receipt of the gift) on a Gift form to the Compliance Department.  While Turner recognizes that the value of some gifts (e.g., a gift basket) cannot be valued precisely, employees should err on the conservative side when reporting gifts.

Reasonable entertainment of Non-Investment Center employees is permitted.  An occasional dinner, attendance at sporting events or the theater, a round of golf or comparable entertainment attended with vendors is permissible for non-investment center personnel if not conditioned on sales of shares of our products or services, and if it is neither so frequent nor so extensive as to raise any question of propriety.

All entertainment, including dinners, tickets or comparable entertainment must be promptly reported on a Broker Contact form and returned to the Compliance Department, with the exception of working meals, which do not need to be reported.

The brokers and vendors Turner deals with have been notified about this policy. Prohibited gifts or gifts over $50 are to be returned or donated to charity. Please see a member of the Compliance Department or the Chairman if this occurs.  Violations of this policy may lead to disciplinary action, up to and including immediate termination of employment.  Turner monitors this policy by having all gifts and entertainment reported, with the limited exception of working meals set forth above.

Employees with questions regarding this policy should speak with either the Chairman or the Compliance Department directly.

Adopted: November 30, 1999
Last revised: December 2004

GIFT DISCLOSURE

On ___________,200___,	I received ______________________________________________ from
(date)	(gift)

_______________________________________________ valued at $_________________.
(source)

REMINDER:  Investment Center personnel are prohibited from receiving gifts of any kind.

Signed: ________________________

Date: _________________________

Distribution:
Original to Compliance File
Copy to Employee